UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 25, 2013 (June 25, 2013)

Date of Report (Date of earliest event reported)

FIRST INDUSTRIAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13102	36-3935116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 S. Wacker Drive, Suite 3900

Chicago, Illinois 60606

(Address of principal executive offices, zip code)

(312) 344-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2013, the Board of Directors (the “Board”) of First Industrial Realty Trust, Inc. (the “Company”) adopted the 2013 Long-Term Incentive Program (the “2013 LTIP”), effective as of July 1, 2013, for the benefit of certain officers and employees of the Company and authorized two separate grants under the 2013 LTIP to be made to certain officers and employees effective as of July 1, 2013 (the “Award Grants”).

2013 Long-Term Incentive Program

Upon recommendation from the Compensation Committee of the Board, the Board adopted the 2013 LTIP under the First Industrial Realty Trust, Inc. 2011 Stock Incentive Plan, as amended, and any successor plan (the “2011 SIP”). The purpose of the 2013 LTIP is to provide incentives for the achievement of longer-term sustained value creation metrics and retention by focusing on longer-term fundamentals.

A copy of the 2013 LTIP is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Awards under the 2013 LTIP

Each Award Grant will be granted pursuant to a Performance Unit Award Agreement (each, an “Award Agreement”) under the 2013 LTIP, whereby each grantee will be issued a specified number of performance units (“Performance Units”), each of which represents the right to receive, upon vesting, one share of the Company’s common stock plus dividend equivalents representing any dividends that have accrued with respect to such share after the issuance of the Performance Units and prior to the date of vesting.

The Performance Units and associated dividend equivalents granted, effective as of July 1, 2013, will vest based upon the relative total shareholder return of the Company’s common stock as compared to the MSCI U.S. REIT Index and the NAREIT Industrial Index over the pre-established performance measurement period. The performance period for each of the two Award Grants begins on July 1, 2013. The performance period for the first Award Grant ends on June 30, 2014 and the performance period for the other Award Grant ends on December 31, 2015.

In the event of a change of control of the Company, the grantee shall become vested in the number of Performance Units based on the level of achievement of the applicable performance targets through the date of the change of control. In the event of a termination of a grantee’s employment due to death or disability, the grantee shall become vested in a pro rata number of Performance Units based on the level of achievement of the applicable performance targets through the date of death or disability. In the event of a termination of a grantee’s employment due to voluntary retirement, the grantee shall become vested in a pro rata number of Performance Units based on the level of achievement of the applicable performance targets through the end of the original performance period.

All vested Performance Units and dividend equivalents will be settled in shares of the Company’s common stock. Only those dividend equivalents that have accrued prior to the vesting date with respect to the shares underlying the Performance Units that actually vest will be paid to grantee upon vesting.

A copy of the form Award Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	First Industrial Realty Trust, Inc. 2013 Long-Term Incentive Program

10.2	Form of Performance Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC

Date: June 25, 2013	By:	/s/ John W. Lee
John W. Lee
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Industrial Realty Trust, Inc. 2013 Long-Term Incentive Program

10.2	Form of Performance Unit Award Agreement